Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Theravance, Inc.

EXECUTED this 14 day of February, 2006.

SV ASSOCIATES VI, L.P.

/s/ David C. Schwab
David C. Schwab

SIERRA VENTURES VI, L.P.
By: SV Associates VI, L.P.
Its: General Partner

/s/ David C. Schwab
David C. Schwab